Exhibit 99.1

BGC Partners and Newmark Group Announce Terms of New Separate Credit Facilities

NEW YORK, NY – November 28, 2018 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners”, “BGC”, or the “Company”) and Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark”) today announced terms of their new separate credit agreements. Together, these credit agreements total $600 million as compared with BGC’s previous revolving credit facility of $400 million.

On November 28, 2018, BGC Partners entered into a new $350 million revolving credit facility (the “BGC Credit Facility”) maturing on November 28, 2020 to replace its previous $400 million revolving credit facility that was due to mature on September 8, 2019. The interest rate on the BGC Credit Facility is LIBOR plus 2.0%, subject to adjustments based on pricing grids dependent on BGC’s credit ratings with Standard & Poor’s and Fitch.

On November 28, 2018, Newmark entered into a new $250 million revolving credit facility (the “Newmark Credit Facility”) maturing on November 28, 2021. The interest rate on the Newmark Credit Facility is LIBOR plus 2.0%, subject to adjustments based on pricing grids dependent on Newmark’s credit ratings with Standard & Poor’s and Fitch.

Both companies expect to use their revolving credit facility for general corporate purposes.

Bank of America Merrill Lynch acted as the active lead arranger for the BGC Credit Facility. Additional banks named as joint lead arrangers for the BGC Credit Facility are: Capital One, N.A.; Citigroup Global Markets Inc.; Goldman Sachs Bank USA; Industrial and Commercial Bank of China Ltd.; PNC Bank, N.A; Santander Bank, N.A; and Regions Bank. Other banks participating in the BGC Credit Facility are: Wells Fargo Bank, National Association; Associated Bank, N.A.; BMO Harris Bank N.A.; UMB Bank, N.A; BankUnited, N.A.; and Stifel Bank & Trust.

Bank of America Merrill Lynch also acted as the active lead arranger for the Newmark Credit Facility. Additional banks named as joint lead arrangers for the Newmark Credit Facility are: BMO Harris Bank N.A.; Capital One, N.A.; Citigroup Global Markets Inc.; Goldman Sachs Bank USA; and PNC Bank, N.A. Other banks participating in the Newmark Credit Facility are: Regions Bank; UMB Bank, N.A; Associated Bank, N.A.; BankUnited, N.A.; Stifel Bank & Trust; and Wells Fargo Bank, National Association.

For additional information on the BGC Credit Facility and the Newmark Credit Facility, please see each company’s Securities and Exchange Commission filings on form 8-K, which are expected to be filed shortly.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage and financial technology company. BGC owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including Fenics, BGC Trader, Capitalab, Lucera, and Fenics Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “BGCP”. BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

About Newmark Group, Inc.

Newmark Group, Inc. (“Newmark Group”) is a publicly traded company that, through subsidiaries, operates as a full-service commercial real estate services business with a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Under the Newmark Knight Frank name, the investor/owner services and products of Newmark Group’s subsidiaries include capital markets (including investment sales), agency leasing, property management, valuation and advisory, diligence and underwriting. Newmark Group’s subsidiaries also offer government sponsored enterprise lending, loan servicing, debt and structured finance, and loan sales. Newmark Group’s occupier services and products include tenant representation, global corporate services, real estate management technology systems, workplace and occupancy strategy, consulting, project management, lease administration and facilities management. Newmark Group enhances these services and products through innovative real estate technology solutions and data analytics designed to enable its clients to increase their efficiency and profits by optimizing their real estate portfolio.

Newmark Group has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark Group’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “NMRK”. Newmark is a trademark/service mark and/or registered trademark/service mark of Newmark Group and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Find out more about Newmark at http://www.ngkf.com/, https://twitter.com/newmarkkf, https://www.linkedin.com/company/newmark-knight-frank/, and/or http://ir.ngkf.com/investors/investors-home/default.aspx.

Discussion of Forward-Looking Statements about BGC and Newmark

Statements in this document regarding BGC and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contacts:

Ujjal Basu Roy (BGCP), Kelly Collar (NMRK), or Jason McGruder

+1 212-610-2426

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